   As filed with the Securities and Exchange Commission on September 19, 1995

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                ----------------


                                    FORM 8-K

                CURRENT REPORT PURSUNAT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):    September  12, 1995


                          DUKE REALTY INVESTMENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Indiana                       1-9044                      35-1740409
   (State or other                 (Commission                (I.R.S. Employer
   jurisdiction of                File Number)               Identification No.)
   incorporation)


                       8888 Keystone Crossing, Suite 1200
                              Indianapolis, Indiana                     46240
                    (Address of principal executive offices)          (Zip Code)



          Registrant's telephone number, including area code:    (317) 574-3531



                                 NOT APPLICABLE
            (Former name or former address changed since last report)


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ITEM 5. OTHER EVENTS

     Duke Realty Investments, Inc. has purchased 16 industrial buildings and a 50% interest in two industrial buildings totaling approximately 829,000 square feet and 113 acres of undeveloped land at Park Fletcher Business Center in Indianapolis, Indiana. Park Fletcher Business Center is a
     635 acre master-planned development which contains approximately 4.1 million square feet of industrial and office space and is immediately adjacent to Indianapolis International Airport, I-465 and I-70 in the southwest quadrant of Indianapolis. The 113 acres of undeveloped land which Duke acquired within Park Fletcher can support approximately
     1.9 million square feet of additional buildings including 1.7 million square feet of bulk warehouse space.

     The Park Fletcher acquisition, along with the Company's recent development of North Airport Park, where it is building a 599,000 square foot project for Thomson Consumer Electronics, gives Duke a strong presence in the airport submarket. Through its ownership of Park 100 Business Park and Lebanon Business Park, Duke now owns or controls many of the buildings and substantially all of the developable land in the three largest industrial parks in the Indianapolis metropolitan area.

     Duke Realty Investments is a fully integrated real estate company which owns interests in a diversified portfolio of 182 industrial, office, and retail properties encompassing approximately 19.7 million square feet including today's announcements. These properties are primarily located in eight midwestern states with 158 properties located in the metropolitan areas of Indianapolis, Indiana; Columbus, Ohio; and Cincinnati, Ohio. Duke Realty also owns approximately 1,100 acres of land for future development.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Duke Realty Investments, Inc.
                                                      (Registrant)


Date:     September 19, 1995                By:    /s/  Dennis D. Oklak
                                                -------------------------
                                                   Dennis D. Oklak
                                                   Vice President and Treasurer